UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 17, 2021
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ANH	New York Stock Exchange
Series A Cumulative Preferred Stock, $0.01 Par Value	ANHPRA	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, $0.01 Par Value	ANHPRB	New York Stock Exchange
Series C Cumulative Redeemable Preferred Stock, $0.01 Par Value	ANHPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Anworth Mortgage Asset Corporation (“Anworth”) was held on March 17, 2021 solely by means of a virtual meeting conducted live over the Internet (the “Anworth Special Meeting”) to vote on the proposals set forth in the definitive joint proxy statement/prospectus dated February 9, 2021 (the “Joint Proxy Statement”), which was first mailed to Anworth’s stockholders on or about February 12, 2021.  Out of a total of 99,303,982 outstanding shares of common stock, par value $0.01 per share, of Anworth (“Common Stock”), entitled to vote at the Anworth Special Meeting as of the close of business on February 4, 2021, a total of 52,219,617 shares of Common Stock were represented in person virtually or by proxy at the Anworth Special Meeting, which constituted a quorum.  A summary of the voting results of the Anworth Special Meeting is set forth below.

Proposal 1 – Anworth Merger Proposal

At the Anworth Special Meeting, Anworth common stockholders approved by the requisite vote a proposal to approve the merger of Anworth with and into RC Merger Subsidiary, LLC, a Delaware limited liability company (“Merger Sub”), with Merger Sub continuing as the surviving company (the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of December 6, 2020 (the “Merger Agreement”), by and among Ready Capital Corporation, a Maryland corporation, Merger Sub, a wholly owned subsidiary of Ready Capital Corporation, and Anworth.  The voting results for the Anworth Merger Proposal were as follows:

For	Against	Abstain
49,734,987	1,644,737	839,893

Proposal 2 – Anworth Adjournment Proposal

The proposal to approve the adjournment of the Anworth Special Meeting, if necessary or appropriate for the purpose of soliciting additional proxies if there were not sufficient votes for the approval of the Anworth Merger Proposal, was approved as follows:

For	Against	Abstain
45,696,684	5,559,494	963,439

Consummation of the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Joint Proxy Statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2021 and is available on the SEC’s website at www.sec.gov.  The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Joint Proxy Statement.  Assuming the satisfaction of the closing conditions set forth in the Merger Agreement, Anworth expects the closing of the Merger to occur on or about March 19, 2021.

Item 8.01	Other Events.

On March 17, 2021, Anworth issued a press release announcing the results of the Anworth Special Meeting.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1 Press Release, dated March 17, 2021, announcing the results of the Anworth Special Meeting

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: March 17, 2021	By:	/s/ Joseph E. McAdams
Chief Executive Officer and President

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